                                                                   EXHIBIT 1(c)

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                             DECLARATION OF TRUST OF

    Van Kampen American Capital Trust for Investment Grade Florida Municipals

           Pursuant to 950 CMR 109.04 of the Massachusetts General Law

            1. The name of the trust is Van Kampen American Capital Trust for Investment Grade Florida Municipals (the "Trust") and its Declaration of Trust was originally filed with the Commonwealth of Massachusetts on January 21, 1992.

            2. Pursuant to this Certificate of Amendment, the name of the Trust will be changes to "Van Kampen Trust for Investment Grade Florida Municipals". To effect this change, Article 1 of the Declaration of Trust is hereby amended to read as follows:

            1. The name of the Trust is: Van Kampen Trust for Investment Grade Florida Municipals ("Trust").

            3. Such name change shall become effective as of the close of business on Friday, August 28, 1998.

            IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed this 6th day of August, 1998

            /s/ Wayne W. Whalen
            -------------------------------
            Name: Wayne W. Whalen

            As Trustee and not individually

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                             DECLARATION OF TRUST OF

            Van Kampen Trust for Investment Grade Florida Municipals

           Pursuant to 950 CMR 109.04 of the Massachusetts General Law

            1. The name of the trust is Van Kampen Trust for Investment Grade Florida Municipals (the "Trust") and its Declaration of Trust was originally filed with the Commonwealth of Massachusetts on January 21, 1992.

            2. Pursuant to this Certificate of Amendment, the number of Trustees of the Trust shall be increased to fifteen (15). To effect this change, Article II, Section 2.1 of the Declaration of Trust is hereby amended to read as follows:

                                   ARTICLE II

                                    TRUSTEES

            Section 2.1 Number of Trustees. The number of Trustees shall initially be three (3), and after a registration statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust shall have been filed, the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, provided, however, that, following the date such registration statement shall have become effective (the "effective date"), the number of Trustees shall in no event be less than three (3) nor more than fifteen (15), except as such number shall be increased in connection with the rights of the holders of the Preferred Shares to elect a majority of the Trustees, as provided for in Section 2.2 hereof. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term unless the Trustee is specifically removed pursuant to Section 2.2 of this
      Article II at the time of the decrease.

            3. Such amendment shall become effective as of the close of business on Friday, July 11, 2003.

            IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed this 11th day of July, 2003

            /s/ Wayne W. Whalen
            -------------------------
            Name: Wayne W. Whalen
            As Trustee and not individually

                            CERTIFICATE OF AMENDMENT
                           TO THE DECLARATION OF TRUST
                                       OF
                      VAN KAMPEN TRUST FOR INVESTMENT GRADE
                        FLORIDA MUNICIPALS (THE "TRUST")

                  1. The Declaration of Trust amended by this document was originally filed with the Secretary of the Commonwealth of Massachusetts on January 21, 1992.

                  2. Pursuant to this Certificate of Amendment, the principal place of business of the Trust shall be changed to 1221 Avenue of the Americas, New York, New York 10020. To effect the aforesaid amendment, Article 1, Section 1.1, of the Declaration of Trust of the Trust, relating to the principal office of the Trust, is amended to read as follows:

                                    ARTICLE I

             NAME, PRINCIPAL OFFICE, RESIDENT AGENT AND DEFINITIONS

                  Section 1.1 Name, Principal Office and Resident Agent. The name of the trust created hereby is the "Van Kampen Trust for Investment Grade Florida Municipals" (the Trust").

                  The post office address of the principal office of the Trust is 1221 Avenue of the Americas, New York, New York 10020. The name of the resident agent of the Trust in the Commonwealth of Massachusetts is CT Corporation System, a Delaware corporation, and the post office address of the resident agent is 101 Federal Street, Boston, Massachusetts 02110.

                                   ARTICLE II

                                    TRUSTEES

                  Section 2.1 of the Declaration of Trust with respect to the names of the Trustees is hereby amended by removing Ronald A. Nyberg, One Parkview Plaza, Oakbrook Terrace, Illinois 60181 and adding Mitchell M. Merin, 1221 Avenue of the Americas, New York, New York 10020.

                  3. Such amendment shall become effective as of the close of business on June 15, 2004.

                  4. The amendment herein provided for was authorized in accordance with law.

                  IN WITNESS WHEREOF, the undersigned has signed these presents all on June 15, 2004.
                                              /s/ Wayne W. Whalen
                                              ----------------------------------
                                              Name: Wayne W. Whalen
                                              As Trustee, and not individually


                                 ACKNOWLEDGEMENT


STATE OF ILLINOIS)
                 ) SS
COUNTY OF COOK   )






                  On this 15th day of June, 2004, before me personally appeared Wayne W. Whalen, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.




                                              /s/ Kurt Balder
                                              ----------------------------
                                              Notary Public



                                                   My commission expires: 3/8/06







                                        2